PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT

                                  BY AND AMONG

                       PHARMAKINETICS LABORATORIES, INC.,

                               CAI ADVISORS & CO.

                                       AND

                               ASTERo CEPHAC S.A.










                                DECEMBER 4, 1997



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                                TABLE OF CONTENTS

                                                                      Page

Section 1  PURCHASE AND SALE OF SHARES AND WARRANTS.....................1
           1.1      Purchase and Sale of Shares and Warrants............1
           1.2      Purchase Price......................................2
           1.3      Delivery of Certificates and Payment................2
           1.4      The Closing.........................................2

Section 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................2
           2.1      Organization and Standing of the Company............2
           2.2      Corporate Action....................................2
           2.3      Compliance with Certain Instruments.................3
           2.4      Validity of Shares and Conversion Shares............3
           2.5      Capitalization; Status of Capital Stock.............3
           2.6      Governmental Approvals..............................4
           2.7      Securities Laws.....................................4
           2.8      Financial Information...............................4
           2.9      Litigation..........................................4
           2.10     Compliance with Law.................................4
           2.11     Good Laboratory and Clinical Practices..............5
           2.12     Licenses and Permits................................5
           2.13     Certain Agreements of Officers and Employees........5
           2.14     Transactions with Affiliates........................6
           2.15     Assumptions or Guaranties of Indebtedness...........6
           2.16     Investments.........................................6
           2.17     Title to Assets.....................................6
           2.18     Material Contracts..................................7
           2.19     ERISA...............................................8
           2.20     Insurance...........................................8
           2.21     Registration Rights.................................8
           2.22     Absence of Certain Developments.....................8
           2.23     Books and Records...................................9
           2.24     Disclosure..........................................9
           2.25     Brokers or Finders.................................10

Section 3  REPRESENTATIONS AND WARRANTIES OF PURCHASERS................10
           3.1      Investment Representations.........................10
           3.2      Access to Information..............................10
           3.3      Sophistication and Knowledge.......................10
           3.4      Power..............................................10

Section 4  COVENANTS...................................................11
           4.1      Use of Proceeds....................................11
           4.2      Best Efforts Cooperation...........................11

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           4.3      General Covenants..................................11
           4.4      Public Announcements...............................12
           4.5      Confidentiality....................................12
           4.6.     Charter Amendments.................................12
           4.7      Sales and Use Taxes................................12
           4.8      Validity of Warrants...............................12

Section 5  CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS TO PURCHASE
           THE SHARES AND THE WARRANTS.................................13
           5.1      Representations and Warranties.....................13
           5.2      Technology Sharing Agreement.......................13
           5.3      Registration Rights Agreement......................13
           5.4      Articles Supplementary.............................13
           5.5      Documentation at Closing...........................13
           5.6      No Actions or Proceedings..........................13
           5.7      Business Combination Act Opt-out...................14

Section 6  CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS TO SELL THE
           SHARES AND THE WARRANTS.....................................14
           6.1      Representations and Warranties.....................14
           6.2      Technology Sharing Agreement.......................14
           6.3      Documentation at Closing...........................14
           6.4      No Actions or Proceedings..........................14

Section 7  CONTINGENT WARRANTS.........................................14
           7.1      Contingent Warrants................................14
           7.2      Opinion of Counsel.................................15
           7.3      Cancellation of Warrants...........................15

Section 8  MISCELLANEOUS...............................................15
           8.1      Survival of Representations and Warranties.........15
           8.2      Expenses...........................................15
           8.3      Notices............................................15
           8.4      Modification or Waiver.............................16
           8.5      Binding Effect and Assignment......................17
           8.6      Governing Law......................................17
           8.7      Section Headings...................................17
           8.8      Further Assurances.................................17
           8.9      Entire Agreement...................................17
           8.10     No Third Party Beneficiaries.......................17
           8.11     Counterparts.......................................17
           8.12     Severability.......................................17
           8.13     Termination........................................18





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                                    SCHEDULES

Schedule 1.1A     Purchasers

Schedule 1.1B     Description and Designation of Class A Convertible
                  Preferred Stock

Schedule 1.1C     Form of Warrants

Schedule 2.3      Compliance with Certain Instruments

Schedule 2.5      Agreements Concerning Capital Stock

Schedule 2.9      Litigation

Schedule 2.10     Hazardous Materials

Schedule 2.12     Permits

Schedule 2.13     Agreements with Officers and Employees

Schedule 2.14     Transactions with Affiliates

Schedule 2.16     Investments

Schedule 2.17     Title to Assets

Schedule 2.18     Material Contracts

Schedule 2.19     ERISA

Schedule 2.22     Certain Developments

Schedule 5.2      Form of Technology Sharing Agreement

Schedule 5.3      Form of Registration Rights Agreement

Schedule 5.5(a)   Form of Opinion of Ober, Kaler, Grimes & Shriver



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                 PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT

         THIS PREFERRED SHARE AND WARRANT PURCHASE AGREEMENT is made and entered into on this 4th day of DECEMBER 1997, by and among PHARMAKINETICS LABORATORIES, INC. a corporation organized under the laws of the state of Maryland (the "Company"), CAI ADVISORS & CO., a partnership organized under the laws of Quebec, Canada ("CAI"), and ASTERo CEPHAC S.A., a company organized under the laws of France ("Aster") (CAI and Aster, each referred to herein as a "Purchaser" and together as the "Purchasers").

                                    RECITALS

         A. The Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of 833,300 shares (the "Shares") of the Company's authorized but unissued shares of Class A Convertible Preferred Stock (the "Preferred Stock"), initially convertible into 8,333,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock").

         B. The Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, warrants to purchase an aggregate of 6,250,000 shares of the Company's Common Stock at an exercise price of $1.20 per share and with a term of three years (the "Warrants").

         NOW, THEREFORE, in consideration of the representations, warranties, conditions, and agreements hereinafter set forth, the parties hereto agree as follows:

Section 1         PURCHASE AND SALE OF SHARES AND WARRANTS.

         1.1 Purchase and Sale of Shares and Warrants. The Company agrees to issue and sell to the Purchasers at the Closing (as hereinafter defined) and the Purchasers agree to purchase, severally but not jointly, the Shares and the Warrants, in the quantities set forth opposite each Purchaser's name in Schedule 1.1A. The terms of the Shares and the form of the Warrants are set forth in Schedules 1.1B and 1.1C, respectively. The Company shall not be obligated to issue and sell any of the Shares and the Warrants unless all of the Shares and Warrants are purchased.

         The Purchasers may assign their rights to purchase all or a portion of the Shares and Warrants to one or more Affiliates (as defined below) or unaffiliated third parties; provided, however, that any such assignees shall be accredited investors as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and shall make representations to the Company identical to the representations made by the Purchasers in Section 3; and provided, further, that the Purchasers must obtain the written consent of the Company prior to assigning their rights to any unaffiliated third parties, which consent shall not be unreasonably withheld. Prior to any assignment hereunder, the Purchasers shall identify and provide such information regarding each assignee as the Company may reasonably request for purposes of confirming that the assignee is an accredited investor and of complying with applicable federal and state securities laws. For purposes of this Section 1.1, "Affiliates" means any person that,

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directly  or  indirectly,  through  one or  more  intermediaries,  controls,  is controlled by, or is under common control with either Purchaser, or any person that is a partner of either Purchaser in any general or limited partnership.

         1.2 Purchase Price. The aggregate purchase price for the Shares and the Warrants shall be $5,000,000 (the "Aggregate Purchase Price") payable in cash, of which $4,937,500 shall be allocated as the purchase price for the Shares and $62,500 shall be allocated as the purchase price for the Warrants.

         1.3 Delivery of Certificates and Payment. At the Closing (as hereinafter defined), the Company shall issue and deliver to the Purchasers certificates representing the Shares and Warrants, and the Purchasers shall pay the Aggregate Purchase Price by means of a wire transfer of funds to the account of the Company.

         1.4 The Closing. The closing of the purchase and sale of the Shares and the Warrants shall take place by telephone conference call on December 19, 1997, or by such other means or such other date as the Purchasers and the Company may unanimously agree (the "Closing").

Section 2          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to each Purchaser as of the Closing as follows:

         2.1 Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Maryland and is duly qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of the Company. The Company has no subsidiaries with active business operations.

         2.2 Corporate Action. This Agreement, the Technology Sharing Agreement set forth as Schedule 5.2, and the Registration Rights Agreement set forth as
Schedule 5.3 (the Technology Sharing Agreement and the Registration Rights Agreement, along with the Warrants, being collectively herein referred to as the "Ancillary Agreements"), and all of the transactions contemplated hereby and thereby have been duly authorized by all required corporate action, and as of the Closing will be duly executed and delivered, and each will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. As of the date hereof, the Company has not obtained the stockholder approval required to increase the number of shares of Common Stock that the Company is authorized to issue in order to reserve a sufficient number of shares of Common Stock to cover the shares of Common Stock issuable upon exercise of the Warrants.


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         2.3 Compliance with Certain  Instruments.  Except as listed on Schedule
2.3, the Company is in compliance in all material respects with the terms and provisions of its Charter and By-laws, each as amended and/or restated to date, and all mortgages, indentures, leases, agreements, judgments, decrees, orders and other instruments by which it is bound or to which it or any of its
properties  or  assets  are  subject.   Neither  the  execution,   delivery  and
performance of this Agreement or the Ancillary Agreements nor the consummation of any transaction contemplated hereby or thereby has constituted, or with the passage of time or giving of notice will constitute, a material default or violation of or conflict with any term or provision of any of the foregoing documents, instruments, laws, statutes, rules or regulations.

         2.4 Validity of Shares and Conversion Shares. The Shares and the Common Stock issuable upon conversion of the Shares and exercise of the Warrants and the Contingent Warrants (as defined in Section 7.1) (such shares of Common Stock, collectively, the "Conversion Shares") when issued, sold and delivered in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, except as set forth in applicable state and federal securities laws. The Company has reserved for issuance a number of shares sufficient to enable the Purchasers to convert the Shares and to exercise the Contingent Warrants.

         2.5 Capitalization; Status of Capital Stock. As of November 30, 1997, the authorized capital stock of the Company consisted of (i) 25,000,000 shares of Common Stock, par value $.001 per share, and (ii) 1,500,000 shares of Preferred Stock, without par value, of which 12,195,819 shares of Common Stock were issued and outstanding and 1,670,425 shares reserved for issuance (not including shares reserved for issuance in connection with the transactions contemplated hereby) and no shares of Preferred Stock were issued or outstanding. All the outstanding shares of capital stock of the Company have been duly authorized, and are validly issued, fully paid and non-assessable.

         With  the  exception  of  the  Shares,  the  Warrants,  the  Contingent
Warrants, options to purchase 1,385,825 shares of Common Stock granted to directors, officers and other employees of the Company, options to purchase 284,600 shares of Common Stock granted to the former Chief Executive Officer of the Company and certain consultants of the Company, and options to purchase 1,591,200 shares of Common Stock authorized but not granted under the Company's stock option plans, no options, warrants, subscriptions or rights of any nature to acquire from the Company, or commitments of the Company to issue, or securities convertible into, shares of capital stock or other securities are authorized, issued or outstanding. None of the Company's outstanding securities or authorized capital stock are subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of the Company, any stockholder, or any other person. To the Company's knowledge, and except as contemplated by this Agreement and as set forth in Schedule 2.5, there are no agreements, understandings, trusts or collaborative arrangements or understandings concerning the voting or transfer of the capital stock of

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the Company. The offer and sale of all capital stock and other securities of the
Company issued prior to the Closing complied with or were exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto.

         2.6 Governmental Approvals. Except for the filing of (i) the Articles Supplementary (as defined in Section 5.4), (ii) a charter amendment providing for an increase in the number of authorized shares of Common Stock, (iii) the approval of the Maryland Industrial Development Financing Authority, which approval has been granted, and (iv) any notice that may be required under applicable state and/or federal securities laws (which, if required, shall be filed on or before the Closing), no authorization, consent, approval, license, qualification, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with (i) the execution and delivery by the Company of this Agreement or the Ancillary Agreements, (ii) the offer, issuance, sale, execution or delivery of the Shares, the Warrants and the Contingent Warrants, (iii) the issuance, sale, execution or delivery of the Conversion Shares, or (iv) the performance by the Company of its obligations under this Agreement or the Ancillary Agreements.

         2.7 Securities Laws. The Company has complied with all applicable federal and state securities laws, including the Securities Act, in connection with the offer, issuance and sale of the Shares, the Warrants, and the Contingent Warrants.

         2.8 Financial Information. The financial statements of the Company included in the Company's 10-K for the year ended June 30, 1997 and 10-Q for the three months ended September 30, 1997 (the "Financial Statements") present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated therein and have been prepared in accordance with generally accepted accounting principles consistently applied. Except as set forth or reserved against in the Financial Statements, the Company did not have as of the date of the Financial Statements any material liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise and whether due or to become due.

         2.9 Litigation. Except as disclosed in Schedule 2.9, neither the Company nor any director or officer of the Company is subject to any order, writ, injunction or decree, of any court, commission, board or other government agency. Except as set forth in Schedule 2.9, there are no actions, suits, investigations or proceedings pending or threatened (nor does the Company have any knowledge of any basis therefor) that could reasonably be expected to result, either in any case or in the aggregate, in a material adverse change in the business, operations, affairs or financial condition of the Company or in any of its properties or assets, or which could reasonably be expected to call into question the validity of this Agreement, the Ancillary Agreements, or any action contemplated hereby or thereby.


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         2.10  Compliance with Law. The Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, statutes, rules and regulations, orders, judgments, injunctions, decrees, and similar instruments, including those relating to the environment or occupational safety and health. The Company has no knowledge of any pending legislation, rules or regulations that would be likely to have a material adverse effect on the Company's business or results of operations. The Company has not caused, suffered or permitted any hazardous materials, oil or other petroleum products to be generated, stored, handled, disposed or, released, spilled or discharged at, on, from or onto the Company's premises, except as disclosed on Schedule 2.10.

         2.11 Good Laboratory and Clinical Practices. The Company is in compliance in all material respects with all "good laboratory practices" and with all "good clinical practices," to the extent such practices are applicable to the Company's operations, in accordance with the provisions of Title 21 of the Code of Federal Regulations, and the Company is not the object of any notice of insufficiency or of deficiency or of any notice of material corrective action to be taken, from any applicable federal or state governmental agency or regulatory body, including the U.S. Food and Drug Administration.

         2.12 Licenses and Permits. The Company has all local, state, federal and foreign licenses, permits, registrations, certificates, accreditations and approvals (collectively, the "Permits") necessary for the Company to operate and conduct its business as presently conducted, and there do not exist any waivers or exemptions relating thereto. The Company is in compliance in all material respects with, and there exist no grounds for revocation, suspension or limitation of any of, the Permits. No notices have been received by the Company with respect to any threatened, pending, or possible revocation, termination, suspension or limitation of the Permits. To the Company's knowledge, each employee of the Company has all Permits required to perform such employee's designated functions and duties for the Company in connection with conducting the business of the Company as presently conducted, and, to the Company's knowledge, there exist no waivers or exemptions relating thereto. To the Company's knowledge, there is no default under, nor does there exist any grounds for revocation, suspension or limitation of, any such Permits. The Permits are listed on Schedule 2.12.

         2.13     Certain Agreements of Officers and Employees.

         Neither the Company nor, to the Company's knowledge, any officer, employee, agent, representative or consultant of the Company is in violation of any term of any employment or consulting contract, confidential or proprietary information agreement, noncompetition agreement, nonsolicitation agreement, or any similar contract or agreement or any restrictive covenant relating to the right of any such person to be employed or engaged by the Company, whether the Company is party to such agreement or not. All of such agreements, and all severance and similar agreements, to which the Company is a party are listed on
Schedule 2.13 and copies have been provided or made available to the Purchasers or their representatives.

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         No officer,  consultant or employee of the Company  whose  termination, either individually or in the aggregate, could have a material adverse effect on the Company, has been terminated or has terminated his or her employment with the Company since January 1, 1997, and no such officer, consultant or employee of the Company has, to the Company's knowledge, the intention of terminating such person's employment or engagement with the Company.

         Schedule 2.13 sets forth each officer, employee, consultant and contractor of the Company whose involvement, either individually or in conjunction with others, in the design or development of property or information proprietary to the Company, in the past two years has been, or in the future is expected to be, material to the operations and prospects of the Company.

         2.14 Transactions with Affiliates. Except as set forth in Schedule 2.13 or Schedule 2.14, there are no loans, leases, royalty agreements, guarantee agreements or other agreements between (i) the Company or any of its customers or suppliers and (ii) any officer, employee, consultant or director of the Company or any person owning five percent or more of the capital stock of the Company or, to the Company's knowledge, any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder, and, except as set forth on Schedule 2.14, since June 30, 1997, the Company has not repaid any principal amount of any loans from any such person.

         2.15 Assumptions or Guaranties of Indebtedness. The Company has not assumed, guaranteed, endorsed or otherwise become directly, indirectly or contingently liable for any indebtedness of any other person.

         2.16 Investments. Except as set forth in Schedule 2.16, the Company has not made any loans or advances to any person that are outstanding on the date of this Agreement in excess of $50,000 in the aggregate, nor is it committed or obligated to make any such loan or advance, nor does the Company own any equity securities, assets comprising the business of, obligations of, or any interest in, any person.

         2.17 Title to Assets. The Company has a ninety-nine percent interest in a limited partnership that has good and marketable title in fee to the real property on which the Company's principal executive offices are located and the Company enjoys peaceful and undisturbed possession of its real and personal property under all leases under which it is operating. The limited partnership agreement relating to such interest and all of such leases are valid and in full force and effect, and the Company is in material compliance with such limited partnership agreement and all such leases, which are set forth on Schedule 2.17. The Company has good and merchantable title to all of its other assets. All of such assets are free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except those set forth in Schedule 2.17.


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         The Company has taken  reasonable  measures to protect and preserve the security and confidentiality of its analytical methods, trade secrets and other confidential information (the "Proprietary Information"). All employees and consultants of the Company involved in the design, review, evaluation or
development  of  Proprietary   Information  have  executed  valid  nondisclosure
agreements. None of the Proprietary Information, to the Company's knowledge, has been used, divulged or appropriated for the benefit of any person or otherwise to the detriment of the Company. To the Company's knowledge, no employee or consultant of the Company has used the intellectual property, proprietary property or information, trade secrets or other confidential information of any other person in the course of their work for the Company, and the conduct of the Company's business as currently operated and as proposed to be operated does not and will not conflict with or infringe upon such property, information or trade secrets. Except pursuant to the terms of any licenses or other agreements set forth in Schedule 2.18, the Company has no obligation to compensate any person to use, license or sell any such property, information or trade secrets and the Company has not granted any person any license or other right to the Proprietary Information, whether requiring payment of royalties or not.

         2.18 Material Contracts. Except as set forth in Schedule 2.18 or Schedules 2.13, 2.14, 2.15 or 2.16, the Company is not a party to any contract, agreement, instrument, commitment, obligation, plan or arrangement (i) that would be required to be disclosed in or filed as an exhibit to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission, or (ii) with any customer or supplier providing for payments in excess of $50,000 (all such contracts, agreements, instruments, commitments, obligations, plans and arrangements collectively being referred to herein as "Contracts"). The Company has made available to the Purchasers or their representatives true, correct and complete copies of all written Contracts. Schedule 2.18 contains a list of all written Contracts and an accurate and complete description of all Contracts that are not in writing.

         Except as set forth in Schedule 2.18, all of the Contracts are in full force and effect, the Company and each other party to each of the Contracts has performed all the obligations required to be performed by it to date, and there is not under any of the Contracts any existing default, or any failure of the Company to perform, which failure, with notice or lapse of time or both, would constitute such a default. The Company has no present expectation or intention of not fully performing all its obligations under each of the Contracts and has no knowledge of any breach or anticipated breach by any other party to any of the Contracts. Except as set forth in Schedule 2.18, none of the Contracts has been terminated or notice of termination given with respect thereto, no notice has been given by an party thereto of any alleged default thereunder by any party thereto, and the Company is aware of no intention or right of any party to any Contract to declare a default by another party to any Contract. There exists no actual or threatened termination, cancellation, or limitation of the business relationship of the Company with any party to any Contract. Except as set forth in Schedule 2.18, no customer of the Company has notified the Company that it intends to terminate or change its business relationship with the Company following the consummation of the transactions contemplated hereby.

         As of the dates of the Company's Financial Statements, the Company did not have any material liability or commitment, contingent or otherwise, arising out of any Contract and not adequately reflected in or reserved against in the Financial Statements. Except as set forth on Schedule 2.18, none of the Contracts contain noncompetition, exclusivity or other provisions that in any manner restrict or in the future could restrict the Company's operations. The Company has not recorded on its Financial Statements for any period revenue attributable to services to be provided under any Contract that had not been performed by the Company during such period. As of October 3, 1997, the Company had been engaged to perform approximately $6.479 million of services for which revenue had not been recorded on the Financial Statements, which is consistent with the Company's experience during the last three fiscal years. The Company has not incurred material losses in connection with any Contract that have not been recorded on the Company's Financial Statements, other than as set forth on
Schedule 2.18.

         2.19 ERISA. Except as set forth on Schedule 2.19, the Company makes no contributions to, and has no present intention to make contributions to, any employee pension benefit plans for its employees which are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company has never contributed to or been required to contribute to any multi-employer plan which is subject to ERISA.

         2.20 Insurance. The Company carries insurance covering its properties and business adequate and customary for the type and scope of the properties, assets and business, and similar to companies of comparable size and condition similarly situated in the same industry in which the Company operates, but in any event in amounts sufficient to prevent the Company from becoming a coinsurer or self-insurer, with provision for reasonable deductible amounts.

         2.21 Registration Rights. Except for the rights granted to the Purchasers pursuant to the Registration Rights Agreement, no person has demand or other rights to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in any such registration statement.

         2.22  Absence of Certain  Developments.  Except as provided in Schedule
2.22 attached hereto, since September 30, 1997, there has been no material adverse change in the business, assets, operations, affairs, prospects or financial condition of the Company, and the Company has not:

                  (a) entered into any transaction, agreement or commitment other than in the ordinary course of business;

                  (b) entered into or agreed to enter into any transaction, agreement or commitment or suffered the occurrence of any event or events that has interfered or is reasonably likely to interfere with the usual operations of the business or that, singly or in the aggregate, has or is reasonably likely to have a material adverse effect on the Company's business or results of operations;

                  (c) issued, repurchased or redeemed or agreed to issue, purchase or redeem any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto, or paid any dividends on any shares of the Company's capital stock;

                  (d) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities in the ordinary course of business comparable in nature and amount to current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company's business, or discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

                  (e) mortgaged or pledged any of its assets, tangible or intangible, or subjected them to any liens, charge or other encumbrance, except liens for current property taxes not yet due and payable;

                  (f) sold, assigned or transferred any assets, except in the ordinary course of business;

                  (g) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

                  (h) made capital expenditures or commitments therefor that aggregate in excess of $50,000; or

                  (i) incurred any material liability, obligation or commitment, contingent or otherwise, including those arising out of any Contract, or incurred any material losses in connection with any Contract.

         2.23 Books and Records. The books of account, order books, records and documents of the Company accurately and completely reflect all material information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

         2.24 Disclosure. Neither this Agreement, the Financial Statements nor any other agreement, document, or certificate furnished to any of the Purchasers or their counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made or contained herein or therein, in light of the circumstances in which made, not misleading. This section does not relate or refer to any predictions, projections, forecasts or estimates of future operations provided by or on behalf of the Company, except that all such predictions, projections, forecasts and estimates provided by the Company to the Purchasers were prepared in good faith. There is no fact known to the Company that has not been disclosed herein or in writing to the Purchasers and that materially adversely affects, or that the Company believes is reasonably likely in the future to materially adversely affect, the business, operations, properties, assets or condition, financial or otherwise, of the Company.

         2.25 Brokers or Finders. Except for Pennsylvania Merchant Group Ltd., which shall receive a fee of $ 227,500 paid by the Company, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any action by the Company or its agents.

Section 3         REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

         Each of the Purchasers hereby represents and warrants, severally but not jointly, to the Company as follows:

         3.1 Investment Representations. Each Purchaser intends to acquire the Shares, the Warrants, the Contingent Warrants, and the Conversion Shares for its own account. The Shares, the Warrants, the Contingent Warrants, and the Conversion Shares are being acquired by it for investment and not with a view to distribution or resale thereof. Each Purchaser understands and agrees that, until registered under the Securities Act or transferred pursuant to Rule 144 under the Securities Act, all certificates representing the Shares, the Warrants, any Contingent Warrants and the Conversion Shares shall bear a legend reading substantially as follows:

         The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws.
         These securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such securities under the Act and any applicable state securities laws, or the availability of an exemption from registration thereunder.

         3.2 Access to Information. Purchasers or their representatives have had the opportunity to ask questions of and receive answers from management of the Company concerning the Company's business, assets, financial condition, results of operations, and liabilities.

         3.3 Sophistication and Knowledge. Each Purchaser is an accredited investor as defined in Regulation D under the Securities Act. Purchasers or their representatives have the requisite knowledge and experience in financial and business matters to render them fully capable of evaluating the merits and risks of the purchase of the Shares and the Warrants. Each Purchaser can bear the economic risks of its investment and can afford a complete loss of its investment.

         3.4 Power. Each Purchaser has full power and authority to make the foregoing representations and to enter into and to perform this Agreement and the Ancillary Agreements in accordance with their terms. CAI is a duly organized and validly existing partnership in good standing under the laws of Quebec, Canada. Aster is a duly organized and validly existing corporation in good standing under the laws of France. Each Purchaser has obtained each required authorization, consent, approval, license, qualification, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, necessary in connection with (i) the execution and delivery by such Purchaser of this Agreement or the Ancillary Agreements, (ii) its purchase of the Shares, the Warrants and the Contingent Warrants, and (iii) its performance of its obligations under this Agreement or the Ancillary Agreements.

         Each Purchaser hereby acknowledges that the Company is relying on the representations and warranties made by such Purchaser in this Section 3 in connection with the Company's representation herein that it has complied with all applicable federal and state securities laws, including the Securities Act, in connection with the offer, issuance and sale of the Shares, the Warrants, and the Contingent Warrants.

Section 4                  COVENANTS.

         4.1 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares and the Warrants to acquire instruments and software identified by management and approved by the Board of Directors, to fund the Company's expansion, and for working capital and general corporate purposes, including acquisitions.

         4.2 Best Efforts Cooperation. Until the Closing, the Company and Purchasers shall use their best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by them hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

         4.3      General Covenants.  The Company and Purchasers agree:

         (a) if any event should occur, either within or without the control of any party, that would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement or the Ancillary Agreements, to use its or their reasonable efforts to cure the same as expeditiously as possible;

         (b) to cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions that may be reasonable and necessary to obtain the consent of any governmental instrumentality, or any third party to accomplish the transactions contemplated by this Agreement and the Ancillary Agreements;

         (c) to deliver such other instruments, certificates, consents, endorsements, assignments, assumptions, and other documents or instruments, in form reasonably acceptable to the parties and their counsel, as may be reasonably necessary to carry out and/or to comply with the terms of this Agreement and the Ancillary Agreements and the transactions contemplated herein and therein; and

         (d) to confer on a regular basis with each other, report on material operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have a material adverse effect on the business or operations of the Company or which would cause or constitute a material breach of any of the representations, warranties or covenants of any party contained herein.

         4.4 Public Announcements. No public announcements shall be made by either party without prior consent of the other with respect to this Agreement or the transactions contemplated hereby, which consent shall not be unreasonably withheld.

         4.5  Confidentiality.   CAI  and  their   representatives   shall  keep
confidential all confidential information of the Company consistent with the terms of the confidentiality agreement dated November 10, 1997 between CAI and the Company, and Aster and their representatives shall keep confidential all confidential information of the Company consistent with the terms of the confidentiality agreement dated November 6, 1997 between Aster and the Company. Any party to whom the Purchasers may assign their rights to purchase all or a portion of the Shares and Warrants pursuant to Section 1.1 shall be required to enter into a similar confidentiality agreement with the Company.

         4.6. Charter Amendments. The Company shall use its best efforts to obtain prior to April 30, 1998 the approval of its stockholders to amend the Company's Charter (i) to increase the number of shares of Common Stock that the Company is authorized to issue to a number at least sufficient to allow Purchasers to acquire the number of shares of Common Stock to which Purchasers would be entitled upon exercise of the Warrants, and (ii) to provide that prior to the declaration by the Corporation of any dividend on any class of the capital stock of the Corporation, such dividend shall have been approved by a vote of those members of the Board of Directors elected exclusively by the holders of the Company's Class A Convertible Preferred Stock. The Purchasers each agree that the Shares shall be voted in favor of such Charter amendments. Upon the approval of such a charter amendment, the Company shall deliver to each Purchaser an opinion of counsel concerning the validity and effectiveness of the charter amendment and otherwise substantially in the same form as the opinion provided pursuant to Section 5.5(a).

         4.7 Sales and Use Taxes. The Company shall pay any sales and use taxes that may be imposed or due in connection with the consummation of any of the transactions contemplated by this Agreement.

         4.8 Validity of Warrants. The Company hereby covenants that it shall not at any time assert any claim, and that it shall promptly indemnify and hold harmless the

Purchasers against any losses, damages or expenses (including legal expenses) that any Purchaser may incur or suffer in connection with the assertion by any third party of any claim, that the Warrants have not been authorized by all required corporate action, have not been duly executed and delivered, or are not legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. In the event any such claim is asserted by any party, each Purchaser shall have the option of electing to accept, and the Company shall issue, the Contingent Warrants pro rata based upon the number of shares underlying Warrants held by such Purchaser. This election shall be in addition to and not in lieu of any rights such Purchaser may have at law or in equity as the result of a breach of this Section 4.8.

Section 5 CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS TO PURCHASE THE SHARES AND THE WARRANTS.

         The obligations of each Purchaser to purchase the Shares and the Warrants are subject to the satisfaction, or waiver by the Purchasers, of the following conditions, at or prior to the Closing:

         5.1 Representations and Warranties. Each of the representations and warranties of the Company set forth in Section 2 hereof shall be true, accurate and correct on the date of the Closing.

         5.2 Technology Sharing Agreement. Aster and the Company shall have entered into a Technology Sharing Agreement substantially in the form of
Schedule 5.2.

         5.3 Registration Rights Agreement. The Purchasers and the Company shall have entered into a Registration Rights Agreement substantially in the form of
Schedule 5.3.

         5.4 Articles Supplementary. The Company shall have duly filed with the Maryland State Department of Assessments and Taxation ("Department") articles supplementary including the terms of the Shares set forth in Schedule 1.1B (the "Articles Supplementary") and the Articles Supplementary will have been accepted by the Department and will be effective.

         5.5 Documentation at Closing. The Purchasers shall have received prior to or at the Closing each of the following documents:

         (a) The  opinion  of Ober,  Kaler,  Grimes & Shriver,  counsel  for the
Company, in form and substance reasonably satisfactory to counsel for the Purchasers, covering the matters set forth in Schedule 5.5(a).

         (b) A certificate of the President and the Chief Financial Officer of the Company stating that the representations and warranties of the Company contained in Section 2 hereof and otherwise made by the Company in writing in connection with the transactions contemplated hereby are true and correct as of the Closing and that all conditions required to be performed prior to or at the Closing have been performed or waived.

         (c) Any consents or waivers of governmental entities or third parties required to be obtained at or prior to the Closing to execute and deliver this Agreement and the Ancillary Agreements and to carry out the transactions contemplated hereby and thereby.

         5.6 No Actions or Proceedings. There shall not be any action or proceeding by or before any court or other governmental body that shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

         5.7 Business Combination Act Opt-out. The Board of Directors of the Company shall have adopted a resolution under Section 3-603(c)(1)(ii) of the Maryland General Corporation Law ("MGCL") pursuant to which the Company shall have opted out of the requirements of Section 3-602 of the MGCL with respect to any business combination (as defined in the MGCL) involving either of the Purchasers or their permitted assignees under Section 1.1 of this Agreement.

Section 6 CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS TO SELL THE SHARES AND THE WARRANTS.

         The obligations of the Company to sell the Shares and the Warrants are subject to the satisfaction, or waiver by the Company, of the following conditions, at or prior to the Closing:

         6.1 Representations and Warranties. Each of the representations and warranties of each of the Purchasers set forth in Section 3 hereof shall be true, accurate and correct on the date of the Closing.

         6.2 Technology Sharing Agreement. Aster and the Company shall have entered into a Technology Sharing Agreement substantially in the form of
Schedule 5.2.

         6.3 Documentation at Closing. The Company shall have received prior to or at the Closing a certificate of authorized officers of each Purchaser stating that the representations and warranties of such Purchaser contained in Section 3 hereof and otherwise made by such Purchaser in writing in connection with the transactions contemplated hereby are true and correct as of the Closing and that all conditions required to be performed prior to or at the Closing have been performed or waived.

         6.4 No Actions or Proceedings. There shall not be any action or proceeding by or before any court or other governmental body that shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement.

Section 7         CONTINGENT WARRANTS.

         7.1 Contingent Warrants. In the event that (i) the Company shall not by April 30, 1998 have filed an amended charter with the Secretary of State of Maryland increasing the number of shares of the Company's Common Stock that it is authorized to issue by at least 10 million shares and reserved such shares for issuance upon exercise of the Warrants, or (ii) the Company shall have failed to consummate the sale of the Shares or the Warrants by December 31, 1997 (or such later date as may be unanimously agreed by the parties hereto) for any reason other than a breach or default of this Agreement by the Purchasers, including a failure to pay the Aggregate Purchase Price, or the failure by the Purchasers to satisfy a condition set forth in Section 6 hereof, then, in either such event, the Company shall, for no additional consideration, issue to the Purchasers warrants to purchase an aggregate of 2,750,000 shares of the Common Stock of the Company at an exercise price of $0.60 per share and otherwise having terms substantially identical to the terms of the Warrants (the "Contingent Warrants"). The Contingent Warrants shall be issued to the Purchasers pro rata based upon the number of Shares held by each Purchaser or the number of Shares that each Purchaser would have acquired but for the failure of the Company to consummate the transactions contemplated by this Agreement, as the case may be.

         7.2 Opinion of Counsel. Simultaneously with the issuance of Contingent Warrants, the Company will deliver to each Purchaser an opinion of counsel in form and substance reasonably satisfactory to such Purchaser concerning the validity of the Contingent Warrants and otherwise substantially in the same form as the opinion provided pursuant to Section 5.5 (a).

         7.3 Cancellation of Warrants. Each Purchaser shall deliver the Warrants to the Company for cancellation promptly upon receipt of Contingent Warrants issued as a result of failure of the Company to amend its charter as set forth in Section 7.1.

Section 8         MISCELLANEOUS.

         8.1 Survival of Representations and Warranties. Every representation and warranty of each of the parties set forth in this Agreement and all of the rights and remedies of the other parties related to misrepresentations and inaccuracies related thereto shall survive, and not be deemed waived by, the Closing, and shall be effective regardless of any investigation that may have been made at any time by or on behalf of any party or its directors, officers, employees, or agents.

         8.2 Expenses. The parties shall pay their respective expenses (including the fees, disbursements, and expenses of their respective attorneys and accountants) in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

         8.3 Notices. Each party hereto shall promptly give written notice to the other parties upon becoming aware of the occurrence of, or any impending or threatened occurrence of, any event that would cause or constitute a breach of any of its representations, warranties, or covenants contained in this Agreement, and such party shall use its best efforts to prevent or promptly remedy the same. Any notice or other communication required or which may be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered if delivered personally or sent by facsimile to the persons identified below, one business day following deposit with a reputable overnight courier, or three business days after deposit in the U.S. mail if mailed by certified or registered mail, return receipt requested, addressed as follows:

                  If to the Company, to:

                           PharmaKinetics Laboratories, Inc.
                           302 West Fayette Street
                           Baltimore, MD 21201
                           Attention: James K. Leslie, President
                           Telephone:       (410) 385-4500
                           Facsimile:       (410) 385-1957

                  with a copy to:

                           Ober, Kaler, Grimes & Shriver
                           120 E. Baltimore Street
                           Baltimore, MD 21202
                           Attention: Melissa A. Warren, Esquire
                           Telephone:       (410) 347-7684
                           Facsimile:       (410) 547-0699

                  If to either Purchaser, to:

                           CAI Advisors & Co.
                           767 Fifth Avenue, 5th Floor
                           New York, NY 10153
                           Attention:  Leslie B. Daniels
                           Telephone:       (212) 319-2525
                           Facsimile:       (212) 319-0232

                  with a copy to:

                           Dyer Ellis & Joseph PC
                           600 New Hampshire Ave., N.W.
                           Washington, DC 20037
                           Attn: Michael Joseph
                           Telephone:       (202) 944-3000
                           Facsimile:       (202) 944-3068

Any party may change its address to which notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

         8.4 Modification or Waiver. This Agreement may be amended, modified, or superseded at any time by a written instrument executed by the Company and each Purchaser, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived by the party intended to be benefited hereby. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, representation, or warranty in this Agreement.

         8.5 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Maryland.

         8.7 Section Headings. The Section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

         8.8 Further Assurances. Subject to the terms and conditions herein provided, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the purchase and sale of the Shares and Warrants in accordance with the terms of this Agreement. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, the appropriate officers of each party to this Agreement are hereby directed and authorized to use their best efforts to effectuate all such action.

         8.9 Entire Agreement. This Agreement and the Ancillary Agreements embody the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersede any prior letters of intent, agreements, and understandings relating to the subject matter hereof, other than confidentiality agreements executed by the parties.

         8.10 No Third Party Beneficiaries. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person.

         8.11 Counterparts. Separate copies of this Agreement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Agreement.

         8.12 Severability. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

         8.13 Termination. In the event that the Company shall have failed to consummate the sale of the Shares and the Warrants by December 31, 1997 (or such later date as may be unanimously agreed by the parties hereto), and the Company has, as a result, duly issued the Contingent Warrants, then the obligations of both parties hereunder shall terminate. In the event that the Purchasers shall have determined not to purchase the Shares and the Warrants and shall have provided written notice to that effect to the Company, then the obligations of the Company hereunder shall terminate.


                  [Remainder of Page Intentionally Left Blank]

         IN  WITNESS  WHEREOF,   the  undersigned  parties  have  executed  this
Agreement as of the date first above written.

                                            PHARMAKINETICS LABORATORIES, INC.

                                            By:
                                                     James K. Leslie
                                    President

                                            CAI ADVISORS & CO.

                                            By:
                                                     Leslie B. Daniels
                                     Partner

                                            ASTER-CEPHAC

                                            By:
                                                     John J. Thebault
                                                 Chief Executive and President

                               SCHEDULE 1.1B

        DESCRIPTION AND DESIGNATION OF CLASS A CONVERTIBLE PREFERRED STOCK

1.       DESIGNATION AND AMOUNT

         A total of 833,300 shares of the Corporation's Preferred Stock shall be designated the "Class A Convertible Preferred Stock."

2.       VOTING RIGHTS

         2.1 General Each holder of Class A Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Common Stock of the Corporation and, with respect to each such matter, shall be entitled to that number of votes equal to the number of whole shares of Common Stock into which such holder's shares of Class A Convertible Preferred Stock could be converted, pursuant to the provisions of Section 5, on the record date for the determination of stockholders entitled to vote on such matters, or if no such record date is established, on the date such vote is taken. Except as otherwise provided herein or otherwise required by law, the holders of shares of Class A Convertible Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to the stockholders of the Corporation.

         2.2      Director Election Rights

         (a)      Definitions   For purposes of this Subsection 2.2:

                  "Affiliate",  with respect to any person, shall mean any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person, or any other person that is a partner of such person in any general or limited partnership;

                  "Conversion Shares" means the sum of (A) the number of whole shares of Common Stock into which the outstanding shares of Class A Convertible Preferred Stock are convertible pursuant to the provisions of Section 5, plus (B) the number of shares of Common Stock owned of record by the Initial Holders, regardless of how or when acquired.

                  "Initial Holders" means CAI Advisors & Co., Astero Cephac S.A., any Affiliate of CAI Advisors & Co. or Astero Cephac S.A., and any holder of Class A Convertible Preferred Stock or warrants to purchase Common Stock that obtained such preferred stock or warrants by assignment from CAI Advisors & Co. or Astero Cephac S.A. pursuant to the terms of that certain Preferred Stock and Warrant Purchase Agreement dated December 3, 1997 by and among the Corporation, CAI Advisors & Co., and Astero Cephac S.A. (the "Purchase Agreement");

                  "Total Shares Outstanding" means the sum of (A) the total number of shares of Common Stock outstanding and (B) the number of whole shares of Common Stock into which the outstanding shares of Class A Convertible Preferred Stock are convertible pursuant to the provisions of Section 5.

         (b) Director Election Rights of Holders So long as the Conversion Shares constitute at least ten percent (10%) of the Total Shares Outstanding, the holders of Class A Convertible Preferred Stock, voting as a separate class, shall have the right to elect that number of Directors to the Board of Directors of the Corporation (the "Board") that bears the same proportion to the total number of directors on the Board as the Conversion Shares bear to the Total Shares Outstanding, rounded up to the next whole number; provided, however, that so long as the Conversion Shares constitute at least thirty-five percent (35%) of the Total Shares Outstanding, the holders of Class A Convertible Preferred Stock shall have the right to elect at least fifty percent (50%) of the Board members. For purposes of this Subsection 2.2(b), the number of Conversion Shares shall be determined on the record date for the determination of stockholders entitled to vote on the election of directors, or if no such record date is established, on the date such vote is taken.

3.       DIVIDENDS

         If the Corporation declares a dividend on its Common Stock, each holder of shares of Class A Convertible Preferred Stock shall be entitled to participate in such dividend as if such holder was the holder of the number of whole shares of Common Stock into which such holder's shares of Class A Convertible Preferred Stock could be converted, pursuant to the provisions of
Section 5, on the record date for the determination of holders of Common Stock entitled to receive the declared dividend.

4.       LIQUIDATION, DISSOLUTION, OR WINDING-UP

         4.1 Preference Right Upon the liquidation, dissolution, or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution shall be made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Class A Convertible Preferred Stock, the holders of Class A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings (the "Proceeds"), an amount per share equal to the Preference Amount (as defined in Subsection 4.2). If the Proceeds are insufficient to pay each holder of Class A Convertible Preferred Stock an amount per share equal to the Preference Amount, then each such holder shall share in the Proceeds in the same proportion that the number of shares of Class A Convertible Preferred Stock registered in the name of such holder bears to the total number of shares of Class A Convertible Preferred Stock outstanding.

         4.2 Preference Amount The Preference Amount per share of Class A Convertible Preferred Stock shall be Five and 92.5/100 Dollars ($5.925).

         4.3 Merger, Consolidation, etc Upon any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party (other than a merger into wholly-owned subsidiary of the Corporation), or any sale of all or substantially all of the assets of the Corporation, the holders of Class A Convertible Preferred Stock that have not converted their shares to Common Stock pursuant to Section 5 shall be entitled to receive the cash, securities or other property in the amount that they would have received under Subsection 4.1 upon a liquidation.

5.       CONVERSION.

         5.1 Conversion Right and Conversion Rate Any holder of Class A Convertible Preferred Stock shall have the right, at the holder's option, to convert at any time, or from time to time, any or all of the such holder's shares of Class A Convertible Preferred Stock into fully-paid and nonassessable shares of the Common Stock of the Corporation, subject to the terms and conditions of this Section 5. The number of shares of Common Stock issuable for each share of Class A Convertible Preferred Stock upon any such conversion (herein called the "Conversion Rate") shall be 10 shares of Common Stock for each share of Class A Convertible Preferred Stock; provided, however, that if the application of the then current Conversion Rate to the aggregate number of shares of Class A Convertible Preferred Stock surrendered by a single holder in a single transaction would result in a fraction, then the next lower whole number of shares of Common Stock shall be issuable upon such conversion. The Conversion Rate shall be subject to adjustment from time to time in certain instances as provided in Section 5.3. The Corporation shall make no payment or adjustment on account of any dividends accrued on the Common Stock issuable upon such conversion, or on account of the rounding down to the next lower whole number of shares issuable upon any conversion.

         5.2 Manner of Conversion In order to convert shares of Class A Convertible Preferred Stock into Common Stock, the record holder of such shares shall surrender the certificate or certificates therefor, duly endorsed or accompanied by duly executed stock powers, at the principal office of the Corporation. Together with such certificates, the converting holder shall give a written conversion notice to the Corporation of the election to convert a specified number of shares of Class A Convertible Preferred Stock. The converting holder shall state in its notice of conversion the name or names that shall appear on the certificate or certificates for Common Stock issuable upon such conversion. The Corporation shall, as soon as practicable thereafter, cause to be issued and delivered to the converting holder, or to the converting holder's designated transferees or nominees, if permitted by applicable law, certificates for the number of full shares of Common Stock to which the converting holder is entitled. If the converting holder has elected to convert only a portion of the shares of Class A Convertible Preferred Stock represented by the surrendered certificates, the Corporation shall issue, at its expense, a new certificate representing the unconverted shares of Class A Convertible Preferred Stock, registered in the name of the converting holder, or in the name or names of the converting holder's designated transferees or nominees, if permitted by applicable law. Shares of Class A Convertible Preferred Stock shall be deemed to have been converted as of the close of business on the date when the surrender of the certificates therefor and the giving of notice as required above has been completed. The person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at and after such time.

         5.3.     Adjustment to Conversion Rate.

         (a) Generally. In order to prevent dilution of the conversion rights granted under Section 5.1 hereof, the Conversion Rate in effect at any time shall be subject to adjustment from time to time pursuant to this Section 5.3. Any such adjustment shall be automatic and shall not require any further action on the part of the Corporation (except for the preparation of an Adjustment Certificate pursuant to Section 5.4) or of any registered owner of Class A Convertible Preferred Stock.

         (b) Sale or Issuance of Common Stock. If and whenever the Corporation issues or sells, or in accordance with paragraph (c) of this Section 5.3 is deemed to have issued or sold, any shares of its Common Stock for consideration per share less than Fifty-Nine and 25/100 Cents ($0.5925) (hereafter, the "Adjustment Trigger Price"), then immediately upon such issuance or sale (or deemed issuance or sale) the Conversion Rate then in effect shall be increased by multiplying such Conversion Rate by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus (ii) the number of shares of Common Stock so issued or sold (or deemed issued or sold), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (or deemed issuance or sale) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation (or deemed received by the Corporation) in connection with such issuance or sale (or deemed issuance or sale), determined in accordance with Subsection 5.3(e) hereof, would purchase at a price per share equal to the Adjustment Trigger Price. For purposes of this
Section 5.3, the term "Common Stock" shall include all securities of the Corporation having characteristics substantially equivalent to those of the Corporation's Common Stock.

         (c) Deemed  Sale or  Issuance  of Common  Stock.  For  purposes of this
Section 5.3, the following  events shall be deemed an issuance or sale of Common
Stock:

                  (i) Issuance of Rights, Warrants or Options. If the Corporation in any manner grants any rights, warrants or options to subscribe for or to purchase Common Stock (such rights, warrants or options being herein called "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Adjustment Trigger Price, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation upon the grant of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" will be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options. No further adjustment of the Conversion Rate shall be made when shares of Common Stock are actually issued upon the exercise of such Options.

                  (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any securities convertible into or exchangeable for Common Stock (such convertible or exchangeable securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Adjustment Trigger Price, then the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation for such price per share upon the issuance or sale of such Convertible Securities. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Rate shall be made when shares of Common Stock are actually issued upon the conversion or exchange of such Convertible Securities.

                  (iii) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without exercise of the underlying option or right, provided such Options or Convertible Securities are not reissued by the Corporation, the Conversion Rate then in effect hereunder will be adjusted to the
         Conversion Rate that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (iv) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Corporation together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of One Cent ($0.01).

         (d) Certain Events Excepted. Notwithstanding the other provisions of this Section 5.3, the following events shall not trigger an adjustment to the Conversion Rate:

                  (i) the issuance or sale (or deemed issuance or sale) of Common Stock reserved for issuance in connection with the Conversion of Class A Convertible Preferred Stock;

                  (ii) the issuance or sale (or deemed issuance or sale) of Common Stock reserved for issuance upon the exercise of warrants purchased under the Purchase Agreement; and

                  (iii) the grant of Options, or the issuance or sale (or deemed issuance or sale) of Common Stock, to officers, employees, directors, consultants or advisors of the Corporation pursuant to any stock option plan or restricted stock purchase plan adopted by the Corporation.

         (e) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold, or deemed to have been issued or sold, for cash, the consideration received therefor shall be deemed to be the net amount of cash received by the Corporation therefor. In case any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair market value of such consideration. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair market value of any consideration other than cash and securities shall be determined by the Board of Directors of the Corporation.

         (f) Dividend in Common Stock If the Corporation pays a dividend in shares of its Common Stock, the Conversion Rate shall be increased by multiplying the Conversion Rate then in effect by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the opening of business on the date fixed for such dividend plus (B) the total number of shares constituting such dividend, and the denominator of which shall be the number of shares of Common Stock outstanding at the opening of business on the date fixed for such dividend.

         (g) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares, the Conversion Rate and the Adjustment Trigger Price in effect immediately prior to such subdivision will be, respectively, proportionately increased and decreased. If the Corporation at any time combines (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate and the Adjustment Trigger Price in effect immediately prior to such combination will be, respectively, proportionately decreased and increased.

         (h) Waiver of Automatic Adjustment. An automatic adjustment to the Conversion Rate or the Adjustment Trigger Price pursuant to this Section 5.3 may not be waived except by written notice to the Corporation executed by the registered owners of 100 percent of then outstanding shares of Class A Convertible Preferred Stock.

         5.4 Adjustment Certificate The Treasurer or Chief Financial Officer of the Corporation shall compute all required adjustments to the Conversion Rate or the Adjustment Trigger Price under this Section 5 and shall prepare a certificate setting forth the adjusted Conversion Rate or Adjustment Trigger Price and showing in detail the facts upon which the adjustment was based (the "Adjustment Certificate"). The Treasurer or Chief Financial Officer shall promptly file the Adjustment Certificate with the Transfer Agent, if any, for the Class A Convertible Preferred Stock and shall promptly mail a copy of the Adjustment Certificate to each record holder of Class A Convertible Preferred Stock.

         5.5      Notice of Certain Events   In case:

                  (i) the Corporation shall declare a dividend payable in Common Stock;

                  (ii) of any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or conveyance of all or substantially all of the assets of the Corporation to another corporation; or

                  (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, and in any such case, the Corporation shall cause to be mailed to the Transfer Agent, if any, for the Class A Convertible Preferred Stock and to the record holders of the outstanding shares of Class A Convertible Preferred Stock, at least twenty days prior to the record date for any such event, a notice disclosing the event to occur and the record date for determination of the stockholders entitled to participate in such event.

         5.6 Common Stock Reserve The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of Class A Convertible Preferred Stock, the full number of shares of Common Stock issuable upon the conversion of all shares of Class A Convertible Preferred Stock from time to time outstanding.

         5.7 Taxes The Corporation shall pay any and all issue taxes that may be payable in respect of the issuance or delivery of shares of Common Stock upon conversion of shares of Class A Convertible Preferred Stock.

6.       RESTRICTIONS AND LIMITATIONS ON CORPORATE ACTION

         The approval by vote of the holders of at least a majority of the outstanding shares of Class A Convertible Preferred Stock, voting as a single class, each share of Class A Convertible Preferred Stock to be entitled to one vote in each instance, shall be required for any action by the Corporation or any amendment to the corporate charter if such corporate action or amendment would (i) change or limit any of the rights, preferences, or privileges of the Class A Convertible Preferred Stock, or (ii) authorize, create, or issue, or obligate the Corporation to authorize, create, or issue, additional shares of Class A

Convertible Preferred Stock or shares of any other class or series of stock having rights, preferences, or privileges senior to or on a parity with those of the Class A Convertible Preferred Stock.

7.       NO IMPAIRMENT

         The Corporation will not, by amendment of its corporate charter or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities, or through any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Class A Convertible Preferred Stock, but will at all times in good faith assist in the carrying out of all such terms.

8.       NO REISSUANCE OF CLASS A CONVERTIBLE PREFERRED STOCK; TERMINATION

         No share or shares of Class A Convertible Preferred Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation is authorized to issue. Upon the cancellation of all outstanding shares of the Class A Convertible Preferred Stock, these charter provisions regarding the Description and Designation of Class A Convertible Preferred Stock shall terminate and have no further force and effect.

                                 SCHEDULE 1.1(C)

                                 FORM OF WARRANT

THE WARRANTS AND COMMON STOCK ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY SUCH LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION THEREUNDER.

                        PHARMAKINETICS LABORATORIES, INC.

                          COMMON STOCK PURCHASE WARRANT

         1. Issuance. For good and valuable consideration the receipt of which is hereby acknowledged, PHARMAKINETICS LABORATORIES, INC., a Maryland corporation (the "Company"), hereby grants to (the "Holder") the right to purchase at any time and from time to time until 5:00 P.M. Eastern Standard Time on December , 2000 (the "Expiration Date"), fully paid and nonassessable shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock") at an exercise price of $1.20 per share (the "Exercise Price"), subject to the limitation set forth in Section 2(b) and to adjustment as set forth in Section 6.

         2. Exercise. (a) The warrants represented by this Certificate (the "Warrants") are exercisable, in whole or in part, by surrendering to the Company
(i) this Certificate, (ii) the attached form of notice of exercise of the Warrants, and (iii) unless the Holder elects "cashless exercise" of the Warrants, cash or a certified or official bank check in the amount of the aggregate Exercise Price. In the event the Holder elects cashless exercise of the Warrants, the Holder shall be entitled to receive a number of shares of Common Stock equal in Market Value to the difference between the Market Value of the shares of Common Stock issuable upon exercise of the Warrants and the aggregate cash Exercise Price thereof. For purposes of this Section 2, "Market Value" shall be an amount equal to the average of the closing sales price of a share of Common Stock for the ten (10) days immediately preceding the Company's receipt of the form of notice of exercise duly executed, via delivery or facsimile, multiplied by the number of shares of Common Stock to be issued upon exercise. Upon surrender of this Certificate and the notice of exercise form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Company promptly shall send or cause to be sent to the Holder a certificate or certificates representing the shares of Common Stock purchased. Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company promptly shall send to the Holder a new Warrant Certificate representing the unexercised portion of the Warrants.

         (b) The Warrants shall not be exercisable until the Company shall have filed with the State of Maryland Department of Assessments and Taxation (the "Department") an amendment of the Company's charter increasing the number of shares Common Stock that it is authorized to issue to at least 35 million shares. If the Company has not filed such amendment with the Department by April 30, 1998 (or such later date as may be unanimously agreed by the parties to that certain Preferred Share and Warrant Purchase Agreement dated as of December 4, 1997 by and among the Company, CAI Advisors & Co. and Astero Cephac S.A. (the "Agreement")), the Warrants and the Holder's rights hereunder shall terminate.

         3. Reservation of Shares. The Company agrees that at all times during the period of exercise of these Warrants there shall be reserved for issuance at least that number of shares of Common Stock required to be issued upon exercise of the Warrants (the "Warrant Shares").

         4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in the case of loss, theft or destruction, receipt of reasonably satisfactory indemnification, and, in the case of mutilation, upon surrender and cancellation of this Certificate, the Company will execute and deliver a new Warrant Certificate of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant Certificate shall thereupon become void.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant Certificate and are not enforceable against the Company except to the extent set forth herein.

         6. Protection Against Dilution. The number of shares of Common Stock that the Holder is entitled to purchase upon exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) Adjustment for Subdivision. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares, the number of shares that the Holder is entitled to purchase upon exercise of the Warrants shall be proportionately increased and the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, the number of shares that the Holder is entitled to purchase upon exercise of the Warrants shall be proportionately decreased and the Exercise Price in effect immediately prior to such combination and the number of shares of Common Stock to be received by the Holder pursuant to the Warrants shall be proportionately increased.

                  (b) Adjustment for Reorganization. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets with or into another person or entity that is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock shall be referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate lawful provisions to ensure that the Holder shall thereafter have the right to acquire and receive upon exercise of the Warrants during the period specified herein and upon payment of the Exercise Price then in effect such shares of stock, securities or assets as the Holder would have received in connection with such Organic Change if the Holder had exercised the Warrants immediately prior to such Organic Change.

         7. Transfer Complies with Securities Act. The Warrants have not been registered under the Securities Act of 1933, as amended, (the "Securities Act") and have been issued to the Holder for investment and not with a view to the distribution of either the Warrants or the Warrant Shares. Neither the Warrants nor any of the Warrant Shares may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act relating to such security or an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act. Each Certificate for the Warrants and the Warrant Shares shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section 7.

         8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                  If to the Company, to:

                           PharmaKinetics Laboratories, Inc.
                           302 West Fayette Street
                           Baltimore, MD 21201
                           Attention: James K. Leslie, President
                           Telephone:                (410) 385-4500
                           Facsimile:                (410) 385-1957

                  with a copy to:

                           Ober, Kaler, Grimes & Shriver
                           120 E. Baltimore Street
                           Baltimore, MD 21202
                           Attention: Melissa A. Warren, Esquire
                           Telephone:                (410) 347-7684
                           Facsimile:                (410) 547-0699

                  If to Holder, to:

                           [Astero Cephac S.A.        ]
                           [c/o] CAI Advisors & Co.
                           767 Fifth Avenue, 5th Floor
                           New York, NY 10153
                           Attention:  Leslie B. Daniels
                           Telephone:                (212) 319-2525
                           Facsimile:                (212) 319-0232

                  with a copy to:

                           Dyer Ellis & Joseph PC
                           600 New Hampshire Ave., N.W.
                           Washington, DC 20037
                           Attn: Michael Joseph
                           Telephone:                (202) 944-3000
                           Facsimile:                (202) 944-3068

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section 8.

         9. Transfer. The Holder shall not transfer the Warrants without the prior written consent of the Company except to parties to whom the rights to purchase the Shares (as that term is defined in the Agreement) or the Warrants have been assigned pursuant to Section 1.1 of the Agreement.

         10 Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the laws of the state of Maryland.

         11. Supplements and Amendments. This Warrant Certificate may be amended or supplemented only by an instrument in writing signed by the parties hereto.

         12. Counterparts. This Warrant Certificate may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Warrant certificate as of the day of December 1997.

                                            PHARMAKINETICS LABORATORIES, INC.


                                            By:
                                                     James K. Leslie
                                    President

                                            [HOLDER]


                                            By:
                                      Name:
                                     Title:

                         NOTICE OF EXERCISE OF WARRANTS

         The undersigned hereby irrevocably elects to exercise the right, represented by the attached Common Stock Purchase Warrant Certificate dated as of (the "Certificate") to purchase shares of the Common Stock, par value $0.001 per share, of PharmaKinetics Laboratories, Inc. and either (i) tenders herewith payment in accordance with said Certificate or (ii) elects "cashless exercise" in accordance with the Certificate, as indicated below.

         The undersigned hereby confirms and acknowledges that the undersigned will not offer, sell or otherwise dispose of any shares of Common Stock received upon exercise of the Warrants except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and applicable state securities laws or pursuant to an exemption form registration in accordance with such Act and laws.

         Please issue in the name of the undersigned a new Common Stock Purchase Warrant Certificate representing the unexercised portion of the Warrants represent by the attached Certificate.

         Please issue the stock certificate(s) in the names and denominations and deliver them to the addresses set forth below:







Dated:______________________


By:_________________________



|_|                        CASH:            $ _______________________

|_|               CASHLESS EXERCISE

                                  SCHEDULE 5.3

                      FORM OF REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made and entered into on this day of DECEMBER 1997, by and among PHARMAKINETICS LABORATORIES, INC. a corporation organized under the laws of the state of Maryland (the "Company"), CAI ADVISORS & CO., a partnership organized under the laws of Quebec, Canada ("CAI"), and ASTERo CEPHAC S.A., a company organized under the laws of France ("Aster") (CAI, Aster and any successors and assigns permitted pursuant to Section 7(c) each being referred to herein as a "Stockholder" and collectively as the "Stockholders").

                                    RECITALS

         A. The Company, CAI and Aster are parties to a Preferred Stock and Warrant Purchase Agreement dated December 4, 1997 (the "Purchase Agreement") pursuant to which CAI and Aster or their assigns will purchase an aggregate of 833,300 shares of PharmaKinetics Class A Convertible Preferred Stock convertible into 8,333,000 shares of PharmaKinetics Common Stock, par value $.001 per share (the "Shares") and warrants to purchase an aggregate of 6,250,000 shares of PharmaKinetics Common Stock with an exercise price of $1.20 per share (the "Warrants").

         B. The execution of this Agreement is a condition precedent to the obligations of CAI and Aster under the Purchase Agreement to consummate the purchase of the Shares and the Warrants.

         NOW, THEREFORE, in consideration of the Purchase Agreement and the conditions and agreements hereinafter set forth, the parties agree as follows:

Section 1.                 DEMAND REGISTRATION RIGHTS

         (a) Request for Registration. A Stockholder or Stockholders holding Shares, Warrants, Contingent Warrants and/or Conversion Shares that in the aggregate represent at least 50% of the Underlying Shares then held by the Stockholders shall have the right on two occasions to request the Company, in writing, to effect the registration of Conversion Shares with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"); provided, however, that the Stockholders may not demand registration on more than one occasion within the twelve-month period following the Closing. Such written request shall specify the number of Conversion Shares to be registered and the intended method of disposition of such Conversion Shares. For purposes of this Section 1(a), "Underlying Shares" shall include the shares of Common Stock underlying the Shares, the Warrants, and the Contingent Warrants, as well as any Conversion Shares.

         (b) Notice to Stockholders. Upon receipt of the written request referred to in Section 1(a), the Company shall (i) within five days give notice of the requested registration to all other Stockholders (including information regarding the intended method of disposition of the Conversion Shares), who may then elect to participate in such registration by giving the Company notice of such election within 20 days after notice of the requested registration is received, and (ii) use its best efforts to effect the registration on Form S-3 (or other appropriate form) of the Conversion Shares for which the Stockholders have requested registration.

         (c) Limitation on Rights.  Notwithstanding any other provisions of this
Section 1, the Company shall not be obligated to register  Conversion  Shares if
(i) all of the Conversion Shares for which the Stockholders have requested registration are eligible for sale pursuant to Rule 144 under the Securities Act without regard to the volume limitations set forth in Rule 144 and Company causes its agents promptly to transfer shares eligible for sale under Rule 144, or (ii) the aggregate proceeds of the offering of the Conversion Shares so registered (after deduction of underwriting discounts and selling commissions) will not exceed $150,000.

         Notwithstanding any other provisions of this Section 1, the Stockholders shall not demand registration of the Conversion Shares in the event that the Board of Directors of the Company has approved the filing of a registration statement covering securities issued for the Company's account in a firm commitment underwritten public offering and has notified the Stockholders of such proposed filing, beginning 60 days prior to the intended date of such filing as set forth on such notice and ending upon the earlier of (i) such intended filing date, if such registration statement has not then been filed, or
(ii) 60 days following the effective date of such registration statement; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and provided, further, that the Stockholders may include or could have included the Conversion Shares in such registration statement pursuant to Section 2.

         Notwithstanding any other provisions of this Section 1, if, at the time of any request to register Conversion Shares pursuant to this Section 1, the Company is engaged or intends to engage in any acquisition, disposition, merger, business combination, corporate reorganization, or other transaction or development that has not been publicly disclosed and which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration, then the Board of Directors may direct that such request be delayed until such transaction or development is publicly disclosed or has been abandoned, but in any event for a period not to exceed 60 days. In such event, the Stockholders shall be deemed to have withdrawn their request for registration and such request shall not be counted as a demand registration to which such Stockholders are entitled pursuant to this Section 1.

         The Company shall not be entitled to invoke its rights set forth in this Section 1(c) more than one time in any 12-month period.

         (d) Underwriting. In the event the Stockholders requesting registration intend to distribute the Conversion Shares by means of an underwriting, the right of any

Stockholders to be included in such registration shall be conditioned upon such Stockholders' agreement to pay their pro rata share of the underwriting discounts and commissions.

         The Company and the Stockholders holding the Conversion Shares to be registered shall enter into an underwriting agreement with an underwriter selected by the Stockholders and approved by the Board of Directors of the Company (which approval shall not be unreasonably withheld) requesting the registration under Section 1(a). Such agreement shall contain the representations, warranties, and covenants and other terms as are customarily contained in agreements of that type and shall be reasonably satisfactory in form and substance to Company and the Stockholders holding the Conversion Shares being registered.

         Notwithstanding any other provisions of this Section 1, if such underwriter advises the Company in writing that marketing factors require a reduction in the number of Conversion Shares to be underwritten, then the Company shall so advise the Stockholders holding the Conversion Shares to be registered, and the number of Conversion Shares that are included in the registration statement shall be reduced in accordance with such requirements pro rata among Stockholders in accordance with the number of Conversion Shares being registered. The written notification from such underwriter to the Company shall include a reasonable basis for such underwriter's advice.

         The Company shall not include or permit the inclusion of any securities other than the Conversion Shares in any registration statement filed pursuant to the provisions of this Section 1 without the prior written consent of the holders of the Conversion Shares being registered.

Section 2.                 PIGGYBACK REGISTRATION RIGHTS

         (a) Request for Registration. If the Company proposes to register any of its securities under the Securities Act on Form S-1, S-2 or S-3 (or any equivalent general registration form then in effect not relating to employee benefit plans or transactions covered by Rule 145 under the Securities Act), the Company shall: (i) promptly give written notice of such registration to each Stockholder, and (ii) include in such registration the Conversion Shares specified in any written requests received from such Stockholders within 20 days following delivery of such notice.

         (b) Limitation on Rights.  Notwithstanding any other provisions of this
Section 2, the Company shall have the right at any time after it has given notice of the filing of a registration pursuant to this Section 2 to elect not to proceed with such registration.

         Notwithstanding any other provisions of this Section 2, the Company shall not be obligated to register Conversion Shares if such Conversion Shares are eligible for sale pursuant to Rule 144 under the Securities Act without regard to the volume limitations set forth in Rule 144.

         Notwithstanding any other provisions of this Section 2, if the Company's managing underwriter advises the Company in writing that the number of Conversion Shares requested to be included in the registration statement exceeds the number of such Conversion Shares that can be sold in an orderly manner in the offering or that the inclusion of such Conversion Shares would adversely affect the offering, then the Company shall be required to include only that number of Conversion Shares that would not exceed such number or have such adverse effect. The written notification from such underwriter to the Company shall include a reasonable basis for such underwriter's advice. In the event that it is necessary to reduce the number of Conversion Shares to be included in the registration statement, such reduction shall be made pro rata among
Stockholders in accordance with the number of Conversion Shares being registered. Notwithstanding the other provisions of this Section 2, no reduction in the number of Conversion Shares being registered shall be effected unless the Conversion Shares represent the only securities held by any selling shareholders covered by the registration statement. To the extent that following the date of this Agreement the Company grants rights to any person or entity to participate in any registration statement, the agreement setting forth such rights shall provide that such rights shall in all respects be subordinate to the rights set forth in this Agreement.

Section 3.                 INFORMATION PROVIDED BY STOCKHOLDERS

         Any Stockholder whose Conversion Shares are included in any registration statement hereunder shall furnish to the Company such information regarding such Stockholder and the intended method of distribution of the Conversion Shares as the Company may request in writing.

Section 4.                  EXPENSES OF REGISTRATION

         All fees and expenses in connection with any registration hereunder, including registration fees, printing expenses, blue sky fees and expenses and the Company's legal and accounting fees and expenses shall be borne by the Company. Underwriting discounts and selling commissions and legal counsel fees shall be borne by the Stockholders pro rata in accordance with the number of Conversion Shares being registered.

Section 5.                 REGISTRATION PROCEDURES

         Whenever the Company shall be required to register any Conversion Shares hereunder, the Company shall, as expeditiously as possible:

         (a) Filings. Prepare and file with the Commission, and use its best efforts to cause to be declared and remain continuously effective for a period of time not exceeding 120 days, the registration statement and any amendments and supplements thereto and the prospectus used in connection therewith as may be necessary to keep the registration statement current and to comply with the provisions of the Securities Act with respect to the disposition of Conversion Shares covered by the registration statement.

Notwithstanding the other provisions of this Section 5(a), in the event the registration statement is filed on Form S-3 (or a successor form that permits incorporation by reference), the Company shall use its best efforts to cause such registration statement to remain continuously effective for a period of time not exceeding two years; provided, however, that the rules under the Securities Act permitting the incorporation by reference of information contained in periodic reports filed under the Securities Exchange Act of 1934, as amended, are not repealed or amended in a manner so as to materially limit the amount of such information that may be so incorporated by reference and the rules under the Securities Act permitting offerings on a continued or delayed basis are not repealed.

         (b) Copies of Documents. Furnish to each Stockholder participating in the offering and each underwriter, if any, copies of the registration statement and each amendment and supplement thereto and copies of the prospectus included therein (including each summary, preliminary, final, amended or supplemented prospectus) in conformity with the requirements of the Securities Act and copies of such other documents as each such Stockholder and underwriters, if any, shall reasonably require in order to facilitate the disposition of the Conversion Shares, but only while the Company is required under the provisions hereof to keep the registration statement current.

         (c) Blue Sky Compliance. Use its best efforts to register or qualify the Conversion Shares covered by the registration statement under such other securities or blue sky laws of such jurisdictions in the United States as the Company or the managing underwriter, if any, determine is reasonably necessary to enable each participating Stockholder to consummate the disposition of the Conversion Shares owned by it in compliance with the laws of such jurisdiction; provided, however, that the Company shall not be required to subject itself to any suit (other than suits arising in connection with the sale of the Conversion Shares) in any jurisdiction where it has not theretofore done so.

         (d) Experts. Furnish to each underwriter  participating in the offering
(i) an opinion of counsel to the Company dated the effective date of such registration statement and the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter dated the effective date of such registration statement and the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering the matters agreed upon by the parties to the underwriting agreement.

         (e) Material Information. Immediately (i) notify each Stockholder participating in the offering and the managing underwriter, if any, of any event that results in the prospectus included in the registration statement, as then in effect, including any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading, and (ii) amend or supplant such prospectus as may be necessary so that such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and so that such prospectus will comply with applicable law.

         (f) Other Compliance With Law. Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

         (g) Transfer Agent and Registrar. Provide a transfer agent and registrar (which may be the same entity) for the Conversion Shares.

Section 6.                 INDEMNIFICATION

         (a) The Company will indemnify each Stockholder whose Conversion Shares are included in any registration hereunder and each of its officers, directors, and partners and each person controlling such Stockholders within the meaning of
Section 15 of the Securities Act, and each underwriter, if any, and each of its officers, directors and partners, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (and actions in respect thereof commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and will reimburse each such Stockholder, each of its officers, directors, and partners, and each person controlling such Stockholder, each such underwriter, each of its officers, directors, and partners and each person who controls any such underwriter, for any legal expenses and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to the Company by such Stockholder or underwriter for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

         (b) Each Stockholder whose Conversion Shares are included in such registration will indemnify the Company, and each of its directors and officers, each underwriter, if any, and each of its officers, directors, and partners, and each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (and actions in respect thereof commenced or threatened) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such underwriters, directors, officers, partners, or control persons for any legal expenses for any other expenses reasonably incurred in connection with investigation or defending any such claim, loss, damage, liability, or action, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) resulted from the Company's reliance upon information furnished by such Stockholder. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the each Stockholder (which consent has not been unreasonably withheld).

         (d) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after the Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6, to the extent such failure is not prejudicial. No Indemnifying Party in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 6 to the fullest extent permitted by law; provided, however, that contribution by any seller of the Conversion Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Conversion Shares.

         Section 7.                 GENERAL

                  (a)  Defined Terms.   Capitalized terms not defined herein
shall have the meanings attributed to them in the Purchase Agreement.

                  (b) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered if delivered personally or sent by facsimile to the persons identified below, one business day following deposit with a reputable overnight courier, or three business days after deposit in the U.S. mail if mailed by certified or registered mail, return receipt requested, addressed as follows:



                  If to the Company, to:

                           PharmaKinetics Laboratories, Inc.
                           302 West Fayette Street
                           Baltimore, MD 21201
                           Attention: James K. Leslie, President
                           Telephone:                (410) 385-4500
                           Facsimile:                (410) 385-1957

                  with a copy to:

                           Ober, Kaler, Grimes & Shriver
                           120 E. Baltimore Street
                           Baltimore, MD 21202
                           Attention: Melissa A. Warren, Esquire
                           Telephone:                (410) 347-7684
                           Facsimile:                (410) 547-0699

                  If either Stockholder, to:

                           CAI Advisors & Co.
                           767 Fifth Avenue, 5th Floor
                           New York, NY 10153
                           Attention:  Leslie B. Daniels
                           Telephone:                (212) 319-2525
                           Facsimile:                (212) 319-0232

                  with a copy to:

                           Dyer Ellis & Joseph PC
                           600 New Hampshire Ave., N.W.
                           Washington, DC 20037
                           Attn: Michael Joseph
                           Telephone:                (202) 944-3000
                           Facsimile:                (202) 944-3068

Any party may change its address to which notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

                  (c) Assignment. The Stockholders' rights to have the Company register the Conversion Shares pursuant to this Agreement automatically shall be assigned to any party to whom the rights to purchase the Shares and the Warrants have been assigned pursuant to Section 1.1 of the Purchase Agreement if: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of (i) the name and address of such transferee and (ii) a description of the securities transferred.

                  (d) Lockup Agreement. If requested by the Company and its underwriter in connection with the registration of Conversion Shares in a firmly underwritten public offering, each holder of Conversion Shares being registered shall agree not to sell, transfer or otherwise dispose of any Conversion Shares or other securities of the Company held by such holder (other than those being registered) for a period following the effective date of the registration statement identified by the Company and such underwriter not to exceed 60 days.

                  (e) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior letters of intent, agreements, and understandings relating to the subject matter hereof.

                  (f) Modification or Waiver. This Agreement may be amended, modified, or superseded at any time by a written instrument executed by the Company and each Stockholder, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived by the party intended to be benefited hereby. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, representation, or warranty in this Agreement.

                  (g) Counterparts. Separate copies of this Agreement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Agreement.

                  (h) Severability. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Maryland.

         IN  WITNESS  WHEREOF,   the  undersigned  parties  have  executed  this
Agreement as of the date first above written.

                                            PHARMAKINETICS LABORATORIES, INC.


                                            By:
                                                     James K. Leslie
                                    President

                                            CAI ADVISORS & CO.



                                            By:
                                                     Leslie B. Daniels
                                     Partner

                                            ASTERo CEPHAC S.A.


                                            By:
                                                     John J. Thebault
                                              Chief Executive and President

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